Exhibit 10.2

MAJORITY WRITTEN CONSENT

OF THE BOARD OF DIRECTORS

OF

Curascientific Corporation

On December 6, 2023, the undersigned, constituting the majority members of the Board of Directors (the “Board”) of Curascientific Corporation, a Florida Corporation (the “Company”), hereby consent to, adopt, ratify, and confirm the following resolutions:

WHEREAS, the Company has received resignations from Paul Goyette and Chris Bennet, both Directors of the company, respectively.

On December 6, 2023 the company received a resignation letter from Paul Goyette, attached hereto as Exhibit A. Paul was appointed a Director on 9/29/2022.

On December 6, 2023 the company received a resignation letter from Chris Bennet, attached hereto as Exhibit B. Chris was appointed a Director of 5/26/2023 and as Chief Marketing Officer. Further, he was engaged under an Employment Contract on 5/26/2023.

NOW, THEREFORE, BE IT:

RESOLVED, the Company has dismissed Director(s) Paul Goyette and Chris Bennett pursuant their resignations. Further, the company has terminated the Employment Agreement with Chris Bennett. Any/all unpaid salary and/or considerations for either Director or Employee will be converted to Preferred Series A Stock at equal value.

FURTHER RESOLVED, that all actions by the undersigned in connection with or in furtherance of any of the foregoing matters be and hereby are approved, authorized, confirmed and ratified in all respects by the Company. This written consent may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

Signatures to this written consent delivered by facsimile or in .pdf or other electronic format shall be acceptable and binding and treated in all respects as having the same effect as an original signature.

INWITNESS WHEREOF, the undersigned, being all the members of the Board of the Company, has executed this written consent as of the date first written above.

DIRECTOR:

William Reed, Chairman and CEO
Majority Shareholder

EXHIBIT A

Attorneys
Paul Q. Goyette
Daniel P. Thompson
Rafael Ruano
Brett F. Sherman
Nicole Valentine
Richard P. Fisher
Scott Nelson
David J. Garcia
lan D. Woo
Eric R Acevedo
Janelle Crandell
Alison Gilmore
Derek K Ulmer
Brandon Largent*

Of Counsel
Mark Peacock
Megan Bartlett	Labor Representatives:
Tony Silva
Tim Cantillon
Jon Crawford
Kim Gillingham
Tony Arguelles
Dorothea Contreras

Sacramento Office
2366 Gold Meadow Way, Suite 200
Gold River, CA 95670
(916) 851-1900
Toll Free (888) 993-1600
Facsimile (916) 85l-1995

December 6, 2023

CuraScientific, Inc.
Board of Directors
51544 Cesar Chavez Street, Suite 1J
Coachella, CA 92236
joe@curascientificcorp.com
joereed@calicaregroup.com
justin@boonindusties.com
chris@calicaregroup.com

Re:	Resignation from Board of Directors

Dear gentlemen:

Please accept this letter as my resignation from the Board of Directors of CuraScientific, Inc. which, as you know, is a publicly traded corporation. Recently, other business opportunities have arisen that will require my full attention as well as my disengagement from certain other projects I am currently involved in. It has been a pleasure working with you. It is my understanding that this resignation correspondence must be filed with the SEC. I would appreciate it if you could see to it through Zev Bomrind or the other appropriate lawyer that this is accomplished. Please let me know if you have any questions. Good luck to you all moving forward.

GOYETTE, RUANO & THOMPSON
A Professional Law Corporation

Paul Q. Goyette, Esq.

* Provisionally Licensed Lawyer per California Rule of Court 9.49(e)(2), (e)(3).

EXHIBIT B

December 6, 2023

To:	William Reed, CEO
Curascientific Corp.

From:	Chris Bennett, CMO/Director

RE: Resignation from Curascientific Corp

Effective today, Please accept my resignation as a Director, CMO and as an Employee of Curascientific Corp., as I will remain as a consultant with Cal Care Grp. Inc. I have pursued other interests at this time. Thank you.

Respectfully,

Chris Bennett